Exhibit 10.8

Risk Disclosure and Trading Agreement

(Applicable for comprehensive members, settlement members and industrial members)

Party A: see detailed member information in Annex I

Party B: Guangdong Precious Metals Exchange (hereinafter referred to as “Exchange” or “party B”)

Whereas:

I. Party A is a comprehensive member, or settlement member or industrial member conferred with related membership upon approval from the Exchange and apply for entering the market to trade of its own accord;

II. Party A declares that, according to the requirements of relevant trading rules, operation regulations and management system (hereinafter collectively referred to as “rules and regulations”) made by the Exchange, party A has met all conditions for applying entry into the market to trade;

III. Party A performs or participates in spot trading electronic spot trading of precious metals (hereinafter collectively referred to as “precious metals trading business”) on a free will basis and agrees to undertake all profits, deficits, costs and losses arising therefrom by itself.

Party A and party B now enters into the following agreements on the related matters about party A’s entry into the market to trade for the purpose of regulating party A to carry out precious metals trading business and making the rights, obligations and responsibilities of parties concerned through friendly negotiations:

Article 1 Party A performs or participates in the precious metals trading business on the exchange platform, including trade of comprehensive members with the clients, trade of settlement members with comprehensive members and industrial members on a free will basis. Party A warrants that applicable laws and regulations as well as the Exchange’s relevant rules and regulations will be observed and the principles of free will, equity and good faith will be followed to practically fulfill related trading agreements with the counterparty and agrees to undertake all risks of loss and legal responsibilities arising from the precious metals trading business which he or she has developed or participated in.

Party B provides required services for party A and the precious metals trading business which party A develops and participates in, and carries out supervision and management over Party A and all precious metals trading business developed or participated in by party A in accordance with applicable laws, rules and regulations as well as relevant agreement provisions. Party B neither participates in the precious metals trading business associated with party A nor bears any risks of loss and legal responsibilities arising from precious metals trading business related with party A.

Article 2 Party A declares that, prior to signing this Agreement, party A has carefully read Risk Disclosure Statement, all terms contained in this Agreement and all of its attachments, and been familiar with, understood, accepted and agreed all contents of the above mentioned documents. Party A shall submit application for entering the market to trade and related data to party B as required (see detailed in Appendix II), and guarantees the legality, compliance, authenticity and validity of the application and related data.

Article 3 Party A declares that, the rules and regulations provided by party B are intended to regulate precious metals trading business and necessary for assuring monitoring of the trading process and control of market risks, and party A has fully understood, accepted and agreed to observe all relevant regulations. The list of existing rules and regulations in Exchange is detailed in Appendix III.

Article 4 Party A acknowledges that, an electronic trading mode is employed for development of or participation in the precious metals trading business on the Exchange’s platform. As for the precious metals trading business developed or participated in by party A on the Exchange’s platform, party A agrees the trading records kept on party B’s system as effective evidences for its trading behaviors, trading directives and trading results.

Article 5 A Both Sides Clear system is implemented for the precious metals spot trading on the Exchange platform and centralized T+1 fund clearing system for the electronic spot trading of precious metals. Party A shall open an account for fund clearing at the clearing bank designated by party B and assure the legality of funds deposited in the fund clearing account. Such clearing bank carries out fund clearing within the scheduled time to transfer trading gains and losses, trading commissions and overnight fees for parties concerned based on daily settlement data of the trading system provided by party B and in accordance with rules and regulations as well as provisions specified in the fund depository agreement.

Article 6 Party B opens a special reserve account at the clearing bank for unified reservation, supervision and management of trading deposits from party A. Party A shall deposit the trading deposits in advance as prescribed, and the clearing bank’s confirmation for funds credited into the account shall prevail. No interests accrue for the trading deposits from party A. The time for fund withdrawal and deposit of precious metals trading business shall be subject to the rules made by the clearing bank.

Article 7 Party B provides the precious metals trading quotation, information, market analysis and data about the transactions to party A via party B’s website (www.pmec.com) and related software. Any precious metals trading quotation, information, market analysis and data about the transactions are only provided for reference and shall not constitute any indication, induction or implication for party A’s transactions, and party B bears no responsibilities for the authenticity, accuracy and timeliness. The market data and data analysis as well as the right to use for the precious metals trading business carried out on the Exchange platform belong to party B.

Article 8 Party A shall pay required charges including the trading commissions to party B for the precious metals trading business carried out or participated in by party A as the remuneration of services offered by party B as per the rules and regulations.

Article 9 Party B has the rights to supervise and manage precious metals trading business carried out or participated by party A in accordance with the rules and regulations. Party A shall actively cooperate with, assist and obey party A to adopt various measures for supervision and management.

Article 10 Party B is entitled to follow the rules and regulations to take measures concerning risk warning, control and management for the precious metals trading business carried out or participated in by party A. If any circumstance specified in the regulations about risk controls happen to party A, party B is allowed to directly adopt the management measures to limit or intervene in the transactions in order to prevent occurrence or expansion of the transaction risks. Party B can separately or simultaneously employs measures of requiring party B to report, reminding by talks, giving written warning and releasing risk warning announcement or other risk warning measures which party B thinks necessary, but such measures are not compulsory, and party A shall not claim any responsibilities from party B for party B’s failure in adopting relevant risk warning measures.

Article 11 Where party A violates any laws, the Exchange’s rules and regulations or related agreements concluded between the trading parties concerned, party B has the right to adopt disciplinary measures such as warning, compulsory training, suspension or termination of trading qualification, and is entitled to employ related control measures to limit or intervene in party A’s transactions separately or simultaneously. Where party A exceeds the limited position, fails to supplement the trading deposits in time or takes other actions that severely go against the regulations and agreements, party B has rights to compulsively transfer the positions held by party A, and any possible losses suffered by party A arising from this shall be assumed by party A.

Article 12 If any circumstances specified in the regulations about risk controls happen to party A, and party B adopts measures such as risk warning, risk control, risk management or violation treatment according to relevant rules and regulations, thus causing disputes between party A and other parties involved in the transaction, party A shall settle such disputes by itself; any losses suffered by other parties involved in the transaction shall be undertaken by party. Party A shall not assert rights, claim for compensation or responsibilities from party B due to risk warning, risk control, risk management and disciplinary measures adopted by party B in accordance with relevant rules and regulations.

Article 13 The employees selected by party A to be filed with the Exchange shall be deemed as the authorized representatives for party A to develop or participate in the precious metals trading business. Party A shall bear responsibilities for the behaviors of such employees in accordance with the applicable laws and related rules and regulations provided by the Exchange.

Article 14 In the process of developing or participating in the precious metals business on the Exchange platform, party A shall cover the risks and losses resulted from its mistakes or noncompliance at its own account.

Article 15 Party B shall not be responsible for the risks and losses aroused by force majeure, change of situation or other causes not attributable to party B, including but not limited to:

1. Transaction suspension, delay or other risks caused by force majeure including earthquake,

flood, fire, riot, strike, war, government regulation, international or domestic prohibition, restriction or safeguard measure, power failure, technical fault and electronic failure;

2. Temporary or permanent shutdown of trading system and other risks caused by change of national laws, rules, regulations and policies and release of emergency measures;

3. Losses suffered by party A due to interference or failure of telephone line or signal, communication and network when party A is trading by telephone or via Internet;

4. Losses suffered by party A due to occurrence of online hacker attack, unauthorized login or other circumstances;

5. Other causes not attributable to party B

In case of trading or transaction data interrupt caused by the above mentioned events, the finial transaction data recorded in party B’s transaction system prior to occurrence of failure shall be the effective data when the transaction resumes. Party B has the right to complete account settlement based on such transaction data.

Article 16 Party B shall establish and complete the complaint handling mechanism. Party A is entitled to give feedback or submit complaint about the problems occurring in the process of precious metals trading business.

Party 17 During performance of this Agreement, in the event of any changes in related laws, rules, regulations or policies, party A agrees that, party B has the right to directly change the articles contained herein in relation to the above changes by the notification ways agreed herein or by posting notices on the website.

Article 18 This Agreement has long-term validity. Party A and party B can prematurely terminate or cancel this Agreement upon consensus reached through negotiations between party A and party B. But where party A’s membership is canceled or qualification for trading is terminated as party A violates laws, the Exchange’s rules and regulations or related agreement, this Agreement shall terminate automatically at the time when party A’s membership is canceled or qualification for trading is terminated.

Article 19 Party A agrees that: whatever the claim for compensation lodged against party B is based on, the liability for compensation which party B shall assume is limited to the total service remuneration charged by party B from party A.

Article 20 Any disputes arising from this Agreement or related with performance of this Agreement shall be settled through friendly negotiations between party A and party B firstly. If such negotiations fail, either party can apply to Guangzhou Arbitration Committee for arbitration according to currently effective arbitration rules of the Committee.

Article 21 The appendixes and other supplementary agreements are inseparable parts of this Agreement and have legal effects equal to this Agreement. However, if there are any discrepancies between the rules and regulations formulated, amended or issued by the Exchange after this Agreement comes into effect, the supplementary agreements signed by party A and party B and partial or whole articles contained herein, the newest valid documents shall prevail.

Article 22 Party A declares and agrees that, party B has fully explained Article 19,  and other articles that make exceptions, responsibility limitations that may weight party A’s responsibilities and mitigate party B’s responsibilities, and party A has fully understood related articles and is committed to abide by these articles.

Article 23 This Agreement takes effect from the date when party A and party B signs and seals on this Agreement. This Agreement is made in duplicate and each party holds one copy. This Agreement is signed at Guangzhou, Guangdong.

The Exchange adopts an electronic mode to sign. Except signing on the written agreements, members can directly sign the electronic agreement with the Exchange through the trading system or submit application and agree related agreement contents via trading system. Upon approval by the Exchange, the contract is constituted. In case the agreement is signed electronically, the members shall acknowledge the validity of this electronic agreement and be subject to the system data of the Exchange.

Article 24 The appendixes hereof include:

(1) Member Information Form;

(2) Application Form for Entering the Market to Trade;

(3) List of Rules & Regulations of Guangdong Precious Metals Exchange;

(4) Power of Attorney

(No text below)

(Page of Signature for Trading Agreement)

Cautions:

1. If party A is a corporate body, signature from a legal representative or authorized representative and common seal from the corporate are required to confirm; if party A is not a corporate body, signature from the person in charge or authorized representative and common seal from the corporate are required to confirm.

2. If party A provides copies, seals must be affixed to verify the copies tally with the original.

3. This Agreement includes the text and appendixes. None can be dispensed with. If party A detects the missing page, please do not sign on it.

4. After party A signs and seals on this page, party A shall be deemed as having read, understood, accepted and observed all binding articles and appendixes hereof.

Party A (seal): Guangdong Jin Xiang Yin Rui Metals Precious Metals Management Co., Ltd.		Party B (seal): Guangdong Precious Exchange Co., Ltd.

Legal Representative or Authorized Representative (seal):	/s/ Fang Yun	Legal Representative or Authorized Representative (seal):	/s/ Ximing Wang

Signed on: December 31, 2013		Signed on: December 31, 2013